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                                                                  EXHIBIT 21.1

                     SUBSIDIARIES OF THE REGISTRANT

         (ALL SUBSIDIARIES ARE WHOLLY OWNED BY THE REGISTRANT)

                                                                         PERCENTAGE OWNED
NAME                                    JURISDICTION OF ORGANIZATION       BY REGISTRANT
----                                    ----------------------------       -------------
Rogue Wave Software GmbH .............             Germany                       100%
Inmark Development Corporation .......           California                      100%
Rogue Wave Software UK Ltd ...........         United Kingdom                    100%
HotData, Inc. ........................            Delaware                      78.8%